Exhibit 25(a)

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE

PURSUANT TO SECTION 305(b)(2)

DEUTSCHE BANK TRUST COMPANY AMERICAS

(formerly BANKERS TRUST COMPANY)

(Exact name of trustee as specified in its charter)

NEW YORK	13-4941247
(Jurisdiction of Incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification no.)

60 WALL STREET NEW YORK, NEW YORK	10005
(Address of principal executive offices)	(Zip Code)

NORTHWEST NATURAL GAS COMPANY

(Exact name of obligor as specified in its charter)

State of Oregon	93-0256722
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

One Pacific Square, 220 N.W. Second Avenue

Portland, Oregon 97209

503-226-4211

(Address and telephone number of Registrant’s principal executive offices)

First Mortgage Bonds

(Title of the Indenture securities)

Item 1.	General Information.

Furnish the following information as to the trustee.

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Federal Reserve Bank (2nd District)	New York, NY
Federal Deposit Insurance Corporation	Washington, D.C.
New York State Banking Department	Albany, NY

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the Trustee, describe each such affiliation.

Not Applicable

Item 3.-15.	Not Applicable

Item 16.	List of Exhibits.

Exhibit 1 -	Restated Organization Certificate of Bankers Trust Company dated August 6, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 25, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 16, 1998, and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated February 27, 2002 - Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 2 -	Certificate of Authority to commence business - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 3 -	Authorization of the Trustee to exercise corporate trust powers - Incorporated herein by reference to Exhibit 3 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 4 -	Existing By-Laws of Deutsche Bank Trust Company Americas, as amended on April 15, 2002 business - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 5 -	Not applicable.

Exhibit 6 -	Consent of Bankers Trust Company required by Section 321(b) of the Act. - business -Incorporated herein by reference to Exhibit 6 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 7 -	The latest report of condition of Deutsche Bank Trust Company Americas dated as of September 30, 2010. Copy attached.

Exhibit 8 -	Not Applicable.

Exhibit 9 -	Not Applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 28th day of December, 2010.

DEUTSCHE BANK TRUST COMPANY AMERICAS

/s/ Carol Ng
By:	Carol Ng
Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS Legal Title of Bank

NEW YORK City NY 10005 State Zip Code FDIC Certificate Number: 00623 Printed on 11/4/2010 at 1:00 PM FFIEC 031 Page RC-1 14 Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 2010

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter. Schedule RC—Balance Sheet

Dollar Amounts in Thousands RCFD Trill Bill Mil Thou

ASSETS

1. Cash and balances due from depository institutions (from Schedule RC-A):

a. Noninterest-bearing balance and currency and coin (1)

b. Interest-bearing balances (2)

2. Securities:

a. Held-to-maturity securities (from Schedule RC-B, column A)

b. Available-for-sale securities (from Schedule RC-B, column D)

3. Federal funds sold and securities purchased under agreements to resell:

a. Federal funds sold in domestic offices

b. Securities purchased under agreements to resell (3)

4. Loans and lease financing receivables (from Schedule RC-C):

a. Loans and leases held for sale

b. Loans and leases, net of unearned income

c. LESS: Allowance for loan and lease losses

d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)

5. Trading assets (from Schedule RC-D)

6. Premises and fixed assets (including capitalized leases)

7. Other real estate owned (from Schedule RC-M)

8. Investments in unconsolidated subsidiaries and associated companies

9. Direct and indirect investments in real estate ventures

10. Intangible assets:

a. Goodwill

b. Other intangible assets (from Schedule RC-M)

11. Other assets (from Schedule RC-F)

12. Total assets (sum of items 1 through 11)

0081 350,000 1.a

0071 14,957,000 1.b

1754 0 2.a

1773 1,035,000 2.b

RCON

B987 109,000 3.a

RCFD

B989 4,706,000 3.b

5369 0 4.a

B528 13,802,000 4.b

3123 146,000 4.c

B529 13,656,000 4.d

3545 5,650,000 5

2145 45,000 6

2150 22,000 7

2130 0 8

3656 0 9

3163 0 10.a

0426 59,000 10.b

2160 5,326,000 11

2170 45,915,000 12

(1) Includes cash items in process of collection and unposted debits.

(2) Includes time certificates of deposit not held for trading.

(3) Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

DEUTSCHE BANK TRUST COMPANY AMERICAS

Legal Title of Bank FDIC Certificate Number: 00623

Printed on 11/4/2010 at 1:00 PM

FFIEC 031 Page RC-2 15

Schedule RC—Continued Dollar Amounts in Thousands Tril Bil Mil Thou

LIABILITIES

13. Deposits:

a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)

(1) Noninterest-bearing (1)

(2) Interest-bearing

b. In foreign offices, Edge and Agreement subsidiaries, and IBFs

(from Schedule RC-E, part II)

(1) Noninterest-bearing

(2) Interest-bearing

14. Federal funds purchased and securities sold under agreements to repurchase:

a. Federal funds purchased in domestic offices (2)

b. Securities sold under agreements to repurchase (3)

15. Trading liabilities (from Schedule RC-D)

16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)

17. and 18. Not applicable

19. Subordinated notes and debentures (4)

20. Other liabilities (from Schedule RC-G)

21. Total liabilities (sum of items 13 through 20)

22. Not applicable

EQUITY CAPITAL

Bank Equity Capital

23. Perpetual preferred stock and related surplus

24. Common stock

25. Surplus (excludes all surplus related to preferred stock)

26. a. Retained earnings

b. Accumulated other comprehensive income (5)

c. Other equity capital components (6)

27. a. Total bank equity capital (sum of items 23 through 26.c)

b. Noncontrolling (minority) interests in consolidated subsidiaries

28. Total equity capital (sum of items 27.a and 27.b)

29. Total liabilities and equity capital (sum of items 21 and 28)

RCON

2200 13,661,000 13.a

6631 6,490,000 13.a.1

6636 7,171,000 13.a.2

RCFN

2200 10,304,000 13.b

6631 4,804,000 13.b.1

6636 5,500,000 13.b.2

RCON

B993 8,395,000 14.a

RCFD

B995 0 14.b

3548 396,000 15

3190 1,595,000 16

3200 0 19

2930 2,023,000 20

2948 36,374,000 21

3838 1,500,000 23

3230 2,127,000 24

3839 585,000 25

3632 4,897,000 26.a

B530 33,000 26.b

A130 0 26.c

3210 9,142,000 27.a

3000 399,000 27.b

G105 9,541,000 28

3300 45,915,000 29

RCFD Number

6724 N/A M.1

Memoranda

To be reported with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2009

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm.

4 = Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 = Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

6 = Review of the bank’s financial statements by external auditors

7 = Compilation of the bank’s financial statements by external auditors 8 = Other audit procedures (excluding tax preparation work)

9 = No external audit work

To be reported with the March Report of Condition. RCON MM / DD

2. Bank’s fiscal year-end date 8678 N/A M.2

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”

(3) Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

(4) Includes limited-life preferred stock and related surplus.

(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

(6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.